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                                                                   Exhibit 10.5


                               MORNINGSTAR, INC.
                           2004 STOCK INCENTIVE PLAN
                           -------------------------




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                   MORNINGSTAR, INC. 2004 STOCK INCENTIVE PLAN
                   -------------------------------------------

                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----
Article 1.     Establishment, Objectives and Duration...................   1
Article 2.     Definitions..............................................   1
Article 3.     Administration...........................................   7
Article 4.     Shares Subject to the Plan and Maximum Awards............   7
Article 5.     Eligibility and Participation............................   8
Article 6.     Options..................................................   9
Article 7.     Stock Appreciation Rights................................  13
Article 8.     Restricted Stock and Restricted Stock Units..............  13
Article 9.     Performance Shares.......................................  15
Article 10.    Performance Measures.....................................  16
Article 11.    Beneficiary Designation..................................  17
Article 12.    Deferrals................................................  17
Article 13.    Rights of Participants...................................  17
Article 14.    Amendment, Modification and Termination..................  17
Article 15.    Nontransferability of Awards.............................  18
Article 16.    Withholding..............................................  19
Article 17.    Indemnification..........................................  19
Article 18.    Successors...............................................  20
Article 19.    Breach of Restrictive Covenants..........................  20
Article 20.    Legal Construction.......................................  20
Appendix A     Special Provisions Applicable to Foreign Nationals
               and Employees Outside of the United States...............










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                    MORNINGSTAR, INC. 2004 STOCK INCENTIVE PLAN
                    -------------------------------------------

ARTICLE 1.    ESTABLISHMENT, OBJECTIVES AND DURATION

      1.1 ESTABLISHMENT OF THE PLAN. Morningstar, Inc., an Illinois corporation, hereby establishes this Morningstar, Inc. 2004 Stock Incentive Plan (the "Plan") as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article
2. The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Shares. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation.

      Subject to the approval of the Company's shareholders, the Plan will become effective upon its approval by the Board of Directors, and will remain in effect as provided in Section 1.3 hereof.

      1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.

      1.3 DURATION OF THE PLAN. The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to
Article 14, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan's provisions. In no event may an Award be granted under the Plan on or after the tenth annual anniversary of the Effective Date.

      1.4 PLAN MERGER. The 2001 Morningstar Stock Option Plan, as amended, the Amended and Restated 2000 Morningstar Stock Option Plan, and the Amended and Restated 1993 Morningstar Stock Option Plan shall be merged into this Plan as of the Effective Date. Stock options awarded under the Prior Plans shall be governed by the terms of this Plan.

ARTICLE 2.    DEFINITIONS

      Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

      "AFFILIATES" means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.

      "AWARD" means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Shares.

      "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

      "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

      "CAUSE" shall mean the Participant's:

      (a) willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

      (b) commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

      (c) commission or conviction of, or plea of NOLO CONTENDERE to, any felony or any crime significantly injurious to the Company or an Affiliate.

An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion.

      "CHANGE IN CONTROL" means the occurrence of any one or more of the following: (a) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) who, after the Effective Date, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the Shares (other than Joe Mansueto, his spouse and descendants, and any trustee or custodian for and on behalf of any of them), (b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination more than sixty percent (60%) of the total voting power of (i) the company resulting from such Business Combination (the "Surviving Company"), or (ii) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company") is represented by Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Shares were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Shares among the holders thereof immediately prior to the Business Combination, or (c) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COMMITTEE" shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times satisfy the provisions of Section 162(m) of the Code and shall consist of at least two directors who are "independent directors" within the meaning of the NASDAQ marketplace rules, and "nonemployee directors" within the meaning of Exchange Act Rule 16b-3.

      "COMPANY" means Morningstar, Inc., an Illinois corporation, and any successor thereto as provided in Article 18.

      "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.

      "DIRECTOR" means any individual who is a member of the Board of Directors.

      "DISABILITY" shall mean

      (a) A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;

      (b) If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;

      (c)   When used in connection with the exercise of an Incentive
            Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or

      (d) Such other condition as may be determined by the Committee in its sole discretion to constitute Disability.

      "EFFECTIVE DATE" means the date of the Plan's adoption by the Board subject to the approval of the Plan by the Company's shareholders.

      "EMPLOYEE" means any person employed by the Company or an Affiliate in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

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      "EXERCISE PRICE" means the price at which a Share may be purchased by a
Participant pursuant to an Option.

      "FAIR MARKET VALUE" shall be determined as follows:

      (a) At all times prior to an IPO, "Fair Market Value" shall be determined pursuant to one or more Valuations conducted on behalf of the Company. The Committee shall determine Fair Market Value at its sole discretion, based upon the results of each Valuation, as more fully provided herein. At times when the Fair Market Value of a Share is determined pursuant to a Valuation, the following timing rules shall apply:

            (i) In the event that the date on which a transaction involving Shares occurs is within six (6) months following the most recently completed Valuation, the Fair Market Value of the Shares involved in the transaction shall be determined by reference to the results of the most recently completed Valuation.

           (ii) In the event that the date on which a transaction involving Shares occurs is six (6) months or more after the most recently completed Valuation, the Fair Market Value of the Shares involved in the transaction shall be determined by reference to the results of the Valuation or Valuations that the Committee, in its sole discretion, deems appropriate.

           The Committee shall have the authority to modify the results of any Valuation in any manner that it deems necessary to ensure the consistency of the determination of Fair Market Value throughout the term of the Plan.

      (b)   At all times following an IPO, "Fair Market Value" means

            (i) the average of the high and low trading prices of the Shares on the New York Stock Exchange or on such other national securities exchange on which the Shares are listed, or, if the Shares are not traded on any other exchange and are regularly quoted on the NASDAQ National Market System, on the NASDAQ National Market System if the Shares are admitted for quotation thereon; or

           (ii) if the Shares are not traded on any exchange or regularly quoted on the NASDAQ National Market System, the mean between the closing bid and asked prices of the Shares in the over-the-counter market; or

          (iii) if those bid and asked prices are not available, then the Fair Market Value as of any given date shall be determined in good faith by the Committee; or

           (iv) the actual sale price of the Shares, where a Participant pays the Exercise Price and/or any related withholding taxes to the Company by tendering Shares issuable to the Participant upon exercise of an Option.

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      "FREESTANDING SAR" means a SAR that is granted independently of any
Options, as described in Article 7.

      "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

      "INITIAL PUBLIC OFFERING" or "IPO" means an initial public offering of the Company's Shares pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.

      "NONSTATUTORY STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

      "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.

      "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

      "PARTICIPANT" means an Employee, Consultant or Director who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.

      "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

      "PERFORMANCE PERIOD" means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.

      "PERFORMANCE SHARE" means an Award of Shares with an initial value equal to the Fair Market Value of a Share on the date of grant, which is based on the Participant's attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.

      "PERSONAL LEAVE" means a leave of absence as described in Section 5.3.

      "PLAN" means the Morningstar, Inc. 2004 Stock Incentive Plan, as set forth in this document, and as amended from time to time.

      "PRIOR PLANS" means the 2001 Morningstar Stock Option Plan, as amended, the Amended and Restated 2000 Morningstar Stock Option Plan, and the Amended and Restated 1993 Morningstar Stock Option Plan. The Prior Plans shall be merged into this Plan as of the Effective Date and stock options awarded under the Prior Plans shall be governed by the terms of this Plan.

      "RESTRICTION PERIOD" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.

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      "RESTRICTED STOCK" means a contingent grant of Shares awarded to a
Participant pursuant to Article 8. The Shares awarded to the Participant will vest over the Restricted Period and according to the time-based or performance-based criteria, specified in the Award Agreement.

      "RESTRICTED STOCK UNIT" or "RSU" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Shares. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

      "SERVICE" means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant. For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.

      "SHARES" means the shares of common stock, no par value, of the Company.

      "STOCK APPRECIATION RIGHT" or "SAR" means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7. SARs may be granted alone or in connection with a related Option.

      "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Code Section 424(f).

      "TANDEM SAR" means a SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR will similarly be canceled).

      "VALUATION" means a periodic valuation conducted on behalf of the Company, pursuant to such terms and methodologies that the Committee, in its sole discretion, deems appropriate. At all times prior to an IPO, the Committee shall establish the Fair Market Value of Shares in reliance upon one or more Valuations.

      "VESTED" means, with respect to an Option, that such Option has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Option, an Option shall cease to be exercisable pursuant to (and while exercisable shall be subject to) such terms as are set forth herein and in the relevant Award Agreement. Similarly, terms such as "Vest," "Vesting," and "Unvested" shall be interpreted accordingly.

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ARTICLE 3.    ADMINISTRATION

      3.1 THE COMMITTEE. The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the "independent director" requirements of the NASDAQ marketplace rules, and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions.

      3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Options and to determine the number of Shares subject to the Options such Employees will receive.

      3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its shareholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

      3.4 CHANGE IN CONTROL. In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restrictions applicable to Awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.

ARTICLE 4.    SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

      4.1     NUMBER OF SHARES AVAILABLE FOR AWARDS.

      (a) Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 5,628,843.
              The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 1,000,000. The maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under all types of Awards available under the Plan is 1,000,000 (on an aggregate basis); the foregoing limit will apply whether the Awards are paid in Shares or in cash. All limits described in this Section 4.1(a) are subject to adjustment as provided in Section 4.3.

      (b) The Prior Plans shall be merged into and continued in the form of this Plan as of the Effective Date. Awards made and Shares awarded under the Prior Plans prior to the Effective Date, which remain outstanding on the Effective Date, shall be governed by the terms of this Plan, but shall not count against the number of Shares authorized under 4.1(a) above. No additional awards will be made under any Prior Plan on or after the Effective Date.

      4.2 LAPSED AWARDS. Any Shares (a) subject to an Award under the Plan that are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant; or (b) delivered by attestation to, or withheld by, the Company in connection with the exercise of an Option awarded under the Plan or in payment of any required income tax withholding for the exercise of an Option or the vesting of Restricted Stock awarded under the Plan will thereafter be deemed to be available for Award. Any Shares (a) subject to an Award under a Prior Plan that are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant; or (b) delivered by attestation to, or withheld by, the Company in connection with the exercise of an Option awarded under a Prior Plan or in payment of any required income tax withholding for the exercise of an Option awarded under a Prior Plan will not be available for Award under this Plan or the Prior Plan.

      4.3   ADJUSTMENTS IN AUTHORIZED SHARES.

      (a) In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other such change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

      (b) Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

      5.1 ELIGIBILITY. An Employee shall be deemed eligible for participation upon such Employee's first day of employment. Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Company to receive one or more Awards are also eligible to participate in the Plan.

      5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.

      5.3   PERSONAL LEAVE STATUS.

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       (a)  Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant's leave of absence as "Personal Leave." No Options shall be granted to a Participant during Personal Leave. A Participant's Unvested Options shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Options. A Participant's Vested Options that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant's Options have not lapsed, the Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

      (b) If the Participant leaves the employ of the Company within six (6) months' time of the date on which he or she returned from Personal Leave, the Fair Market Value figure used to calculate the purchase price of any Shares that the Company may choose to repurchase from that individual pursuant to Section 6.9(b) will be the lower of:
            (i) the Fair Market Value of the underlying Shares as of the date the Participant commenced his or her Personal Leave, and (ii) the Fair Market Value of such Shares as of the date of that departure. Upon returning to the Company from Personal Leave, the Participant must complete six (6) months of Service before the Participant will be eligible to receive any other Awards under the Plan.

      (c) The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant. The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.

ARTICLE 6.  OPTIONS

      6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

      6.2 AWARD AGREEMENT. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

      6.3 EXERCISE PRICE. The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the exercise price of Incentive Stock Options shall in all cases be equal or greater to the Fair Market Value on the date the Option is granted.

      6.4 DURATION OF OPTIONS. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

      6.5 DIVIDEND EQUIVALENTS. The Committee may, but will not be required to, grant payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options. Such dividend equivalent payments may be made in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

      6.6 EXERCISE OF OPTIONS. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant. Notwithstanding the foregoing, Vested Options granted under the Plan may be exercised to purchase Shares only upon the earlier of: (a) the date on which the Company completes an IPO; and (b) the date on which the Company undergoes a Change in Control. The only exception to this requirement that the Company first complete an IPO or undergo a Change in Control before the Participant can exercise his or her Vested Options is in those instances where the Participant's Service with the Company has terminated, as more specifically set forth in Section 6.10.

      6.7 PAYMENT. The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice, of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

      The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant for at least six months and duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; or (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan's purposes and applicable law.

      6.8 SPECIAL PROVISIONS FOR ISOS. Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any Award of Incentive Stock Options:

      (a)   The Committee may award Incentive Stock Options only to Employees.

      (b) An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair
            Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

      (c) If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then: (i) the exercise Price for each Share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii) the

            Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

      (d) No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company's shareholders approve the Plan. If such shareholder approval is not obtained within 12 months after the Board's adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options. No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company's shareholders approved the Plan, whichever is earlier.

      (e) An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement,
            (ii) three months after the Participant's termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant's termination of Service for death or Disability.

      6.9   RESTRICTIONS ON SHARE TRANSFERABILITY.

      (a) The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

      (b) No person (the "Seller") may sell, assign or otherwise transfer or dispose of all or any part of his or her Shares acquired pursuant to an exercised Option under the Plan except to the Company. In the event the Seller desires to sell his or her Shares to the Company, the Seller shall give the Company notice of the desired transfer and the Company shall have the right, but not the obligation, anytime within thirty (30) days after the receipt of such notice, to purchase the Shares proposed for transfer at their Fair Market Value as of the date the Seller provides written notice to the Company of the desired transfer. Any payment of the purchase price, along with applicable interest thereon, may be made by the Company over a period of up to five (5) years and shall be subject to any additional limitations and/or restrictions that the Company may choose to impose at that time.

            The rights and obligations of the Seller and the Company, as set forth in this Section 6.9(b), shall terminate on the earlier of
            (i) the date on which the Company completes an IPO; and (ii) the date on which the Company undergoes a Change in Control.

      6.10 TERMINATION OF SERVICE. Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):

      (a) In the event that the Service of a Participant is terminated by the Company for any reason other than Cause, Disability or death, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) one year from the date of such Service termination. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.

      (b) In the event that the Service of a Participant with the Company terminates on account of the Disability or death of the Participant, Options that are exercisable at the time of such termination shall remain exercisable until the expiration of the term of the Option. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

      (c) In the event of termination of a Participant's Service for Cause, all outstanding Options granted to such Participant shall expire as of the commencement of business on the date of such termination.

      (d) In the event of a Participant's termination of Service for any reason other than those described in subsections (a), (b) and (c) of this Section 6.10, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) 30 days from the date of such termination. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

      (e) Notwithstanding the foregoing, prior to the date of any IPO, the Company may, in its sole discretion, cancel the portion of any outstanding Option that is Vested as of the date of a Participant's termination of Service in return for a payment to the Participant. In such instance, the amount of money to which the Participant will be entitled will be equivalent to the difference between the Fair Market Value of the underlying Shares (as of the date of termination or as otherwise provided herein) and the Option Price on those Shares multiplied by the number of such Options cancelled. In the event of such a pay out, the Committee may, in its sole discretion, make such payment in installments over a period of up to five (5) years' time and may impose such additional limitations or restrictions that the Company otherwise deems appropriate. If payment is made in installments, the outstanding balance of the value of the Vested Options to be paid to the Participant shall earn interest (at the Company's expense) at a rate determined by the Committee.

      Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service. However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant's Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

      7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two, as specified in the Award Agreement.

      Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

      The grant price for any SAR shall be determined by the Committee, but in the case of a Tandem SAR, the grant price shall not be less than the exercise price of the Option to which it relates.

      7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

      7.4 AWARD AGREEMENT. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.

      7.5 TERM OF SARS. The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

      7.6 PAYMENT OF SAR AMOUNT. Upon exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement. At the discretion of the Committee, the payment that may become due upon SAR exercise may be made in cash, in Shares or in some combination of the two.

      7.7 TERMINATION OF SERVICE. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

ARTICLE 8.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      8.1 GRANT OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.

      8.2 DEFERRAL OF COMPENSATION INTO RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Employees and Directors to defer the payment of any portion of their salary or bonuses or both pursuant to this section. A Participant's deferral under this section will be credited to the Participant in the form of Shares of Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate.

      If a Participant's compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units no less than the amount of the deferral divided by the Fair Market Value on that date, rounded to the nearest whole unit.

      8.3 AWARD AGREEMENT. Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

      8.4 OTHER RESTRICTIONS. Subject to Article 11, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

      The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

      8.5 PAYMENT OF AWARDS. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on the date provided in the Award Agreement.

      8.6 VOTING RIGHTS. During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

      8.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Restriction Period, Participants awarded Shares of Restricted Stock or Restricted Stock Units hereunder will be credited with regular cash dividends or dividend equivalents paid on those Shares or with respect to those Share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock or Restricted Stock Units upon such terms as the Committee establishes.

      The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to the Restricted Stock, so that the dividends and the Restricted Stock continue to be eligible for the Performance-Based Exception.

      8.8 TERMINATION OF SERVICE. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

ARTICLE 9.  PERFORMANCE SHARES

      9.1 GRANT OF PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Award of Performance Shares may be based on the Participant's attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant's attainment of performance objectives, each as described in this Article 9.

      9.2 VALUE OF PERFORMANCE SHARES. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a "Performance Period" and will be set by the Committee in its discretion.

      9.3 EARNING OF PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

      9.4 AWARD AGREEMENT. Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.

      9.5 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES. Except as provided in Article 12, payment of earned Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

      9.6 TERMINATION OF SERVICE. Each Award Agreement will set forth the extent to which the Participant has the right to retain Performance Shares after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.

ARTICLE 10.  PERFORMANCE MEASURES

      Unless and until the Committee proposes and the Company's shareholders approve a change in the general performance measures set forth in this
Article 10, the performance measure(s) to be used for purposes of Awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives (or in any combination of such alternatives):

      (a)   net earnings;
      (b)   operating earnings or income;
      (c)   earnings growth;
      (d)   net income (absolute or competitive growth rates comparative);
      (e)   net income applicable to Shares;
      (f) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;
      (g)   earnings per Share;
      (h)   return on shareholders' equity (absolute or peer-group comparative);
      (i)   stock price (absolute or peer-group comparative);
      (j)   absolute and/or relative return on common shareholders' equity;
      (k)   absolute and/or relative return on capital;
      (l)   absolute and/or relative return on assets;
      (m)   economic value added (income in excess of cost of capital);
      (n)   customer satisfaction;
      (o)   expense reduction;
      (p)   ratio of operating expenses to operating revenues;
      (q) gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);
      (r)   revenue backlog; and
      (s)   margins realized on delivered services.

      The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

      If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining shareholder approval, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, if the Committee determines it is advisable to grant

Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

ARTICLE 11.  BENEFICIARY DESIGNATION

      Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate or other entity described in the Participant's Award Agreement.

ARTICLE 12.  DEFERRALS

      The Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option or SAR exercise, the lapse or waiver of restrictions on Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Shares. If any such deferral election is permitted or required, the Committee will, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Committee in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if payment or delivery would result in the Company's or an Affiliate's being unable to deduct compensation under Code Section 162(m). Deferral of payment or delivery by the Committee may continue until the Company or Affiliate is able to deduct the payment or delivery under the Code.

ARTICLE 13.  RIGHTS OF PARTICIPANTS

      13.1 EMPLOYMENT AND SERVICE. Nothing in the Plan will confer upon any Participant any right to continue in the employ of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or Service at any time.

      13.2 PARTICIPATION. No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

ARTICLE 14.  AMENDMENT, MODIFICATION AND TERMINATION

      14.1 AMENDMENT, MODIFICATION AND TERMINATION. The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).

      Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). The Committee will not, however, modify any outstanding Option so as to specify a lower Exercise Price, without the approval of the Company's shareholders. Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

      14.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

      14.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

      14.4 COMPLIANCE WITH CODE SECTION 162(M). Awards will comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

ARTICLE 15.  NONTRANSFERABILITY OF AWARDS.

      Except as otherwise provided in a Participant's Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to Performance Shares, Restricted Stock and Restricted Stock Units will be available during the Participant's lifetime only to the Participant or his or her guardian or legal representative. Except as otherwise provided in a Participant's Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative. The Participant's beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the Participant's death. The Committee may, in its discretion, require a Participant's guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

      (a) Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (I.E., a transfer for no consideration, with donative intent), whether during lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Section.

      (b) Any Options issued or transferred under this Article 15 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement. If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate.

ARTICLE 16.  WITHHOLDING

      16.1 TAX WITHHOLDING. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

      16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

ARTICLE 17.  INDEMNIFICATION

      Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the

Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

ARTICLE 18.  SUCCESSORS

      All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

ARTICLE 19.  BREACH OF RESTRICTIVE COVENANTS

      An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:

      (a) any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and

      (b) the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

ARTICLE 20.  LEGAL CONSTRUCTION

      20.1 NUMBER. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

      20.2 SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

      20.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

      20.4 SECURITIES LAW COMPLIANCE. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to
Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      If at any time the Committee determines that exercising an Option or SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable, and the Company will not be required to issue Shares. The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws. No person who acquires Shares under the Plan may sell the

Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Exchange Act.

      20.5 AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules. Appendix A to this Plan contains special provisions applicable to foreign nationals and employees outside the United States.

      20.6 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

      20.7 GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois.

      20.8 NO LIMITATION ON RIGHTS OF THE COMPANY. The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

      20.9 PARTICIPANT TO HAVE NO RIGHTS AS A SHAREHOLDER. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a shareholder with respect to those Shares.

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                                   APPENDIX A
                                   ----------

              SPECIAL PROVISIONS APPLICABLE TO FOREIGN NATIONALS AND
              ------------------------------------------------------
                       EMPLOYEES OUTSIDE OF THE UNITED STATES
                       --------------------------------------


The following special provisions apply to Awards to Employees who are foreign nationals or are employed outside of the United States, or both. In addition to these special provisions and in accordance with Section 20.5, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of the Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

      1.    With respect to Options issued in Canada:

            in addition to any restrictions on resale and transfer in the Plan, Shares purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. Participants will be encouraged to seek legal advice prior to any resale of such Shares. In general, Participants resident in Canada may not resell their Shares to purchasers within Canada; and

            personal information collected from Participants in furtherance of their participation in the Plan will be used and disclosed to an Option plan administrator for the purposes of managing and administering the Plan and communicating with Participants.

      2.    With respect to Options issued in France:

            the benefits under the Plan and the Plan itself are for a specified, limited duration and future benefits or plans are subject to the sole discretion of the Company; and

            notwithstanding any other provision of this Plan, a minimum four-year Vesting period will apply to any Options for which the Company seeks tax-advantaged treatment.

      3. With respect to Options issued in Italy, the terms of the Plan may be amended as specified in the Award Agreement, the terms of which shall, to the extent they may be in contrast to the terms of the Plan, and for such purposes, prevail.

      4. With respect to Options issued in the Netherlands, the term "Company" shall include both Morningstar, Inc. and Morningstar, Inc.'s Dutch subsidiary for purposes of Article 16 of the Plan.

      5. With respect to Options issued in Spain, all beneficiaries shall be bound by the terms of the Plan and any applicable restrictions on the transfer of Shares under the Plan.

      6. With respect to Options issued in the U.K., where (i) a mechanism for collecting tax from a Participant's salary is in place; (ii) the salary of the Participant is insufficient to satisfy such tax; and
            (iii) the Participant has not otherwise remitted to the Company an amount of funds sufficient to satisfy such tax, the Company may satisfy the withholding requirement, in whole or in part, by withholding Shares having a Fair Market Value (determined in accordance with Section 16.2 of the Plan) equal to the minimum withholding tax required to be collected on the transaction.



















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